Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of November 24, 2010, by and among China Everhealth Corporation, a British Virgin Islands limited company (the “Company”), Richard I. Anslow and Gregg E. Jaclin, the sole shareholders of the Company (the “Shareholders”), and Mr. Ye Wang, an individual (the “Purchaser”). Each of the Company, the Shareholders and the Purchaser is referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, the Shareholders desire to sell and transfer an aggregate of 100,000 ordinary shares of the Company held by them to the Purchaser, in the amounts set forth next to each Shareholder’s name on Schedule 1 hereto (the “Shares”); and the Shares represent 100% of the issued and outstanding capital stock of the Company; and

WHEREAS, the Purchaser desires to purchase the Shares from the Shareholders, on the terms and conditions more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Purchase and Sale.

The Shareholders shall sell, transfer, convey and deliver unto the Purchaser the Shares, and the Purchaser shall acquire and purchase from the Shareholders the Shares. In consideration for the Shares, the Purchaser shall pay to the Shareholders an aggregate purchase price of Fifty Thousand Dollars ($50,000) (the “Purchase Price”) at the Closing (defined below).

2.	The Closing.

2.1. General.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) not later than December 31, 2010 or such other date as the Purchaser and the Shareholders may mutually determine (the “Closing Date”).

2.2. Deliveries at the Closing. At the Closing: (i) the Shareholders shall deliver to the Purchaser the various certificates, instruments, and documents referred to in Section 9(a) below; (ii) the Purchaser shall deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 9(b) below; (iii) the Purchaser shall deliver the balance of the Purchase Price; and (iv) the Shareholders shall deliver to the Purchaser one or more certificates evidencing the Shares (the “Certificates”), endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee.

3.	Representations and Warranties of the Shareholders.

Each Shareholder represents and warrants to the Purchaser that the statements contained in this Section 3, with respect to such Shareholder, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

3.1. Authority.  The Shareholder has the power and authority to execute, deliver and perform its obligations under this Agreement and to sell, assign, transfer and deliver to the Purchaser the Shares as contemplated hereby.  No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.2. No Conflicts or Consents.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Shareholder will violate or result in a breach of any term or provision of any agreement to which any Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Shareholder under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or any  properties or assets of the Shareholder. The Shareholder is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Shareholder of this Agreement, including the transfer of the Shares, that have been made or obtained prior to the date of this Agreement, other than the disclosure filings required by the Commission.

3.3. Enforceability.  This Agreement has been duly and validly executed by the Shareholder, and constitutes the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

3.4. No Encumbrances.  The Shareholder owns the Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Shares to the Purchaser, the Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens.  The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement).  The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

4.	Representations and Warranties Concerning the Company.

Each of the Company and the Shareholders represents and warrants to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

4.1. SEC Reports.  The Company has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission since April 12, 2010, the effective date of the Company’s registration statement on Form 10 (the “SEC Reports”), all of which have complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.  As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

4.2. Organization of Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.  The Company is duly authorized to conduct business and is in good standing under the laws in every jurisdiction in which the ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control any entity, directly or indirectly, or have any direct or indirect equity participation in any other entity.  The Shareholders have delivered to the Purchaser true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, as amended through the date hereof.

4.3. Capitalization; No Restrictive Agreements.

(a) The Company’s authorized capital stock, as of the date of this Agreement, consists of 50,000,000 Ordinary Shares, $0.0001 par value per share, of which 100,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding.

(b) The Company has not reserved any shares of its Ordinary Shares for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Ordinary Shares.  All of the issued and outstanding ordinary shares are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Shareholders and any third party, or (iii) between or among any of the Company’s stockholders.  The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act.

4.4. Financial Statements.  The Shareholders have provided the Purchaser with unaudited balance sheets and statements of operations, changes in stockholders' deficit and cash flows for the fiscal quarter July 30, 2010 and 2009 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company.  The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

4.5. Absence of Certain Changes.  Since July 30, 2010, there has not been any event or condition of any character which has materially adversely affected, or may be expected to materially adversely affect, the Company’s business or prospects, including, but not limited to any material adverse change in the condition, assets, Liabilities (existing or contingent) or business of the Company from that shown in the Financial Statements. As of the date hereof, there has been no material adverse changes or developments in the condition (financial or otherwise) or prospects of the Company that have resulted, or could reasonably be expected to result, in a material adverse effect on the Company.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 4(e), “Insolvent” means, with respect to the Company, (i) the present fair saleable value of Company’s assets is less than the amount required to pay the Company’s total Liabilities (existing or contingent), (ii) Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.6. Legal Proceedings.  As of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a Material Adverse Effect.

4.7. Legal Compliance.  The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all applicable governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of an applicable governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

4.8. Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, including the transfer of the Shares, that have been made or obtained prior to the date of this Agreement, other than the disclosure filings required by the Commission.

4.9. No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company.

4.10. Tax Matters.

(a) The Company has filed all state and federal tax returns that it was required to file.  All such tax returns were correct and complete in all material respects.  All taxes owed by the Company have been paid. The Company is not currently the beneficiary of any extension of time within which to file any tax return.  No claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction.  There are no security interests or Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax.

(b) The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) The Shareholders do not expect any authority to assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any Liability with respect to any taxes (a “Tax Liability”) of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company and the Shareholders have knowledge based upon personal contact with any agent of such authority.  No tax returns of the Company have ever been audited or are currently the subject of an audit. The Shareholders have delivered to the Purchaser correct and complete copies of all federal and state income and other material tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since inception.

4.11. Liabilities of the Company.  As of the date hereof, the Company has no liabilities, and will have no liabilities as of the Closing Date and in the event that the Company may be considered as having any liabilities by law or by equity, such liabilities will in no event become the liabilities of the Purchaser but will remain the liabilities of the Company following the Closing.

4.12. Shell Company.  The Company is a Shell Company as defined in Rule 12(b)(2) promulgated under the Exchange Act.  The Company maintains limited operations and does not employ any employees and does not maintain any employee benefit or stock option or similar equity incentive plans.

4.13. Disclosure.  No representation or warranty by the Shareholders contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Shareholders pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

5.	Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Shareholders as follows:

5.1. Authority.  The Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.  This Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

5.2. No Conflicts.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

5.3. Investment Intent.  The Purchaser is acquiring the Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act.  The Purchaser agrees not to sell or otherwise transfer the Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available.  The Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Shares.

5.4. Consents and Approvals.  No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

5.5. Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

5.6. General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.7. Source of Funds.  The Purchaser makes the following representations regarding the source of funds for the Purchase Price:

(i)           The Purchaser does not contemplate filing for relief under the provision of any applicable Bankruptcy Code, nor is Purchaser involved in any situation that Purchaser reasonably anticipates would cause Purchaser to file for relief under any Chapter of any applicable Bankruptcy Code in the future. Purchaser further sears, warrants and affirms that any funds which Purchaser may transfer to the accounts of the Company are not the proceeds of nor are intended for or being transferred in the furtherance of any concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in any bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the Court or government or regulatory official of any kind.

(ii)           The Purchaser is not transferring assets in an attempt to defeat the collection of any U.S. government obligation(s), U.S. government-backed obligation(s), or any state, local, or national government (be it foreign or domestic) obligation(s) and Purchaser is aware that doing so may be a crime.

(iii)           The Purchaser hereby swears, warrants, and affirms that any funds which Purchaser may transfer to the accounts of the Company are not the proceeds of nor are they intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal, state, local or foreign laws. Such activity may include, but is not limited to: securities fraud or other financial misconduct of any kind; tax evasion; environmental crimes; activity involving drugs or other controlled substances; counterfeiting; espionage; kidnapping; piracy; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; bribery or any violation of the Foreign Corrupt Practices Act; theft; embezzlement; misappropriation of public funds; violations of export or import controls of the United States or any other nation; any crime of violence; computer fraud and abuse; trading with enemies of the United States; forgery; or fraud of any kind. Purchaser further warrants that all transfers of funds will be in accordance with the Money Laundering Control Act of 1986, as amended; the Bank Secrecy Act of 1970, as amended; the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, as amended; and all other applicable federal, state, local and foreign laws, rules and regulations.

(iv)           The Purchaser understands that the Company acts in compliance with various laws and regulations intended to detect and report unlawful financial transactions relating, but not limited, to money laundering and terrorist financing. Purchaser understands that the Company may disclose personal financial information relating to customers and transactions to appropriate law enforcement agencies without providing notice to the individual or object of any such investigation.

Each of the Shareholders acknowledges and agrees that the Purchaser has not made and makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 5.

6.	Brokers and Finders.

There are no finders and no parties shall be responsible for the payment of any finders’ fees other than as specifically set forth herein.  Other than the foregoing, neither the Shareholder, nor any of its directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement.

7.	Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

7.1. General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 9 below).

7.2. Notices and Consents.  Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby.

8.	Post-Closing Covenants.

Each of the Shareholders and the Controlling Stockholder agree as follows with respect to the period following the Closing.

8.1. Indemnification.

(a)           Each of the Shareholders agrees to defend, protect, indemnify and hold harmless the Company and the Purchaser, and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors, and any of their agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (each, an “Indemnified Liability” and collectively, the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Indemnitor in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby.

(b)           Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Indemnitors under this Agreement, deliver to each of the Indemnitors a written notice of the commencement thereof, and each Indemnitor shall have the right to participate in the defense thereof with its own counsel; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the Indemnitors, if the named parties to such proceeding include both the Indemnitors and the Indemnitee and, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the Indemnitors would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  The Indemnitee shall cooperate fully with the Indemnitors in connection with any negotiation or defense of any such action or claim by the Indemnitors and shall furnish to the Indemnitors all information reasonably available to the Indemnitee which relates to such action or claim.  The Indemnitors shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No Indemnitors shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnitors shall not unreasonably withhold, delay or condition its consent.  The Indemnitor shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee.  Following indemnification as provided for hereunder, the Indemnitors shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the Indemnitors within a reasonable time of the commencement of any such action shall not relieve such Indemnitors of any liability to the Indemnitee, except to the extent that the Indemnitors is prejudiced in its ability to defend such action.

(c)           The indemnification required by this Agreement shall be made by periodic payments of the amount thereof during the course of the defense against any of the Indemnified Liabilities, reasonably promptly upon the receipt by such Indemnitee of written bills (with such appropriate supporting information as is reasonably requested by the Indemnitors that an Indemnified Liability has been incurred and the amount thereof (together with such appropriate supporting information as is reasonably requested by the Indemnitors); provided that the Indemnitee, as applicable, shall reimburse all such payments to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder.

(d)           To the extent that the undertaking by the Indemnitor hereunder may be unenforceable for any reason, the Indemnitors shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8.2. Further Action.  The Parties agree that if at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

9.	Conditions to Obligation to Close.

9.1. Conditions to Obligation of the Purchaser.

The obligation of the Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing are subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Sections 3 and 4;

(b) the Shareholders shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) the Shareholders shall have procured all of the third party consents, if any, required in order to effect the Closing, and

(e) the Shareholders shall have delivered to the Purchaser a certificate to the effect that (A) each of the conditions specified above in Section 9(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities.

           The Purchaser may waive any condition specified in this Section 9(a) at or prior to the Closing in writing executed by the Purchaser.

9.2. Conditions to Obligation of the Shareholders.

The obligations of the Shareholders to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

(b) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

(d) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Shareholders.

The Shareholders may waive any condition specified in this Section 9(b) at or prior to the Closing in writing executed by the Shareholders.

10.	Miscellaneous.

(a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity, except as otherwise set forth in Section 8(a) (as to the Indemnitees).

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Shareholders; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates, and (ii) designate one or more of its affiliates to perform its obligations hereunder, but no such assignment shall operate to release the Purchaser or a successor from any obligation hereunder unless and only to the extent that Sellers agree in writing.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to the Shareholders, to:

Gregg E. Jaclin
Richard I. Anslow
195 Route 9, Suite 204
Manalapan, NJ 07726
Facsimile No.:  732-577-1188
Telephone No.: 732-409-1212

(ii)	if to the Purchaser, to:

Pillsbury Winthrop Shaw Pittman LLP
Suite 4201, Bund Center
222 Yan An Road East, Huangpu District
Shanghai, 200002 P.R.C
Attention:  Scott C. Kline, Esq.
Facsimile No.:  86.21.6137.7900
Telephone No.: 86.21.6137.7980

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Shareholders or their respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the disclosure Schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the disclosure Schedules identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in the disclosure Schedules or supplied in connection with the Purchaser’ due diligence review, shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(m) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(n) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(n), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY:

CHINA EVERHEALTH CORPORATION

By: /s/ Richard Anslow
Name: Richard Anslow
Title: Chief Executive Officer

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
PURCHASER AND SHAREHOLDERS’ SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

PURCHASER:

/s/ Ye Wang
YE WANG

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
SHAREHOLDERS’ SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

SHAREHOLDERS:

/s/ Richard I. Anslow
RICHARD I. ANSLOW

/s/Gregg E. Jaclin
GREGG E. JACLIN

  SCHEDULE 1

Selling Shareholder Name	Transfer Shares	Percentage of Transfer Shares	Pro Rata Share of Purchase Price
RICHARD I. ANSLOW	60,000	60%	$30,000
GREGG E. JACLIN	40,000	40%	$20,000
	100,000	100%	$50,000